                           SCHEDULE 14A INFORMATION
                                (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                   ICO, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

     [X]  No fee required.

     [_]  Fee computed on table below per Exchange Act
          Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

     [_]  Fee paid previously with preliminary materials.

     [_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------
     (3) Filing Party:

     -------------------------------------------------------------------------
     (4) Date Filed:

     -------------------------------------------------------------------------

                          [LOGO OF ICO APPEARS HERE]


                         11490 WESTHEIMER, SUITE 1000
                             HOUSTON, TEXAS 77077

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 6, 1998

The Annual Meeting of Shareholders of ICO, Inc. (the "Company") will be held at the Westchase Hilton, located at 9999 Westheimer, Houston, Texas, on Friday, March 6, 1998 at 9:00 a.m. Central Daylight Savings Time, for the following purposes:

   1) To elect three Class I Directors to serve until the 2001 Annual Meeting of Shareholders and until their respective successors are elected and qualified;

   2)   To approve the ICO, Inc. 1998 Stock Option Plan;

   3) To ratify and approve the selection of Price Waterhouse LLP as the Company's independent accountants for the ensuing fiscal year; and

   4) To consider and act upon any matters incidental to the foregoing purposes and transact such other business as may properly come before the meeting or any adjournment thereof.

Only holders of shares of Common Stock of record on the books of the Company at the close of business on January 16, 1998 will be entitled to vote at the meeting or any adjournment thereof.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY AT YOUR EARLIEST CONVENIENCE. A REPLY ENVELOPE IS PROVIDED FOR THIS PURPOSE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR IMMEDIATE ATTENTION IS REQUESTED IN ORDER TO SAVE YOUR COMPANY ADDITIONAL SOLICITATION EXPENSE.

By Order of the Board of Directors

Asher O. Pacholder                          Sylvia A. Pacholder
Chairman of the Board and                   Chief Executive Officer,
Chief Financial Officer                     President & Secretary

Houston, Texas
January 23, 1998

                                   ICO, INC.

                         11490 WESTHEIMER, SUITE 1000
                             HOUSTON, TEXAS 77077
                                (281) 721-4200

                                PROXY STATEMENT

                                      FOR

                        ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD MARCH 6, 1998

  The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Directors") of ICO, Inc. (the "Company") for use at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Friday, March 6, 1998 at 9:00 a.m., local time, at the Westchase Hilton, 9999 Westheimer Road, Houston, Texas, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. Upon request, the Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of Common Stock, without par value, of the Company (the "Common Stock"). A copy of the Company's Annual Report is being sent to shareholders with this Proxy Statement. It is not to be regarded as proxy soliciting material. The approximate date on which this Proxy Statement and the enclosed form of proxy (the "Proxy") are first being sent to Shareholders is January 23, 1998.

                         INFORMATION CONCERNING PROXY

  The enclosed Proxy, even though executed and returned, may be revoked at any time prior to voting of the Proxy (a) by the execution and submission of a revised Proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the Proxy will be voted at the Annual Meeting.

  Unless contrary instructions are indicated on the enclosed Proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked or suspended before they are voted) will be voted (1) FOR the selection of three nominees for Class I Directors named below, (2) FOR the approval of the ICO, Inc. 1998 Stock Option Plan, and (3) FOR confirmation of the appointment of Price Waterhouse LLP to serve as independent accountants for the Company for the fiscal year ending September 30, 1998. In the event a Shareholder specifies a different choice by means of the enclosed Proxy, the shares of Common Stock of such Shareholder will be voted in accordance with the specification so made.

                               VOTING SECURITIES

  The only securities of the Company entitled to vote at the Annual Meeting consist, as of January 16, 1998, of 21,814,294 shares of Common Stock. Only Shareholders of record on the books of the Company on that date will be entitled to vote at the meeting. All matters to be voted upon will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting. In voting on such matters, each Shareholder is entitled to one vote for each of said shares. Under Texas law, an abstention should have the same legal effect as a vote against a proposal (except with regard to election of directors, as described below), but broker non-votes will not be counted for purposes of determining whether a majority has been achieved. A broker non-vote occurs if a broker or other nominee present in person or by proxy does not have discretionary authority and has not received instructions with respect to a particular item or does not cast a vote on that item for other reasons.

                             ELECTION OF DIRECTORS

  Three directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors. Thus, the Board of Directors is divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Shareholders in 1998, 1999 and 2000, respectively. William
E. Cornelius, Robin E. Pacholder and George S. Sirusas have been nominated to serve in Class I and, if elected, will serve until the Company's Annual Meeting of Shareholders in 2001 and until their respective successors shall have been elected and qualified. Each of the nominees currently serves as a Director of the Company. The remaining seven Directors named below will not be required to stand for election at the Annual Meeting because their present terms expire in either 1999 or 2000. A plurality of votes cast in person or by proxy by the holders of Common Stock is required under Texas law to elect a Director. Accordingly, under Texas law and the Company's Articles of Incorporation and Bylaws, abstentions and broker non-votes (as described above) would have no effect on the election of Directors.

  Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote FOR the election of such other persons as may be nominated by the Board of Directors.

                          THE BOARD OF DIRECTORS AND
                       EXECUTIVE OFFICERS OF THE COMPANY

  The following is information concerning the director nominees, as well as Class II and Class III Directors, whose terms are not expiring at the 1998 Annual Meeting, and Executive Officers as of January 15, 1998:

                                                                                     COMMON STOCK
                                                                                BENEFICIALLY OWNED(/1/)
                                                                        ---------------------------------------
                                                                                                        PERCENT
                                  PRINCIPAL POSITION WITH      DIRECTOR                                   OF
              NAME                      THE COMPANY        AGE  SINCE               SHARES               CLASS
---------------------------------------------------------------------------------------------------------------
       Class I Directors Whose Terms (if re-elected) Will Expire in 2001

William E. Cornelius(/2/)(/3/)            Director          48   1992      18,000 (/6/)                      *
Robin E. Pacholder                 Senior Vice President,   31   1993      36,822 (/6/)(/9/)(/1//3/)         *
                                     General Counsel &
                                          Director
George S. Sirusas(/2/)                    Director          58   1996      23,219 (/6/)(/1//2/)              *
---------------------------------------------------------------------------------------------------------------
          Class II Directors Nominees Whose Terms Will Expire in 1999

William J. Morgan(/2/)(/3/)(/4/)          Director          43   1992     824,403 (/5/)(/6/)(/1//3/)       3.7%
Sylvia A. Pacholder(/4/)          Chief Executive Officer,  55   1993   2,378,663 (/5/)(/6/)(/7/)         10.7%
                                   President, Secretary &                         (/8/)(/1//1/)(/1//3/)
                                          Director
William E. Willoughby                     Director          77   1996   1,807,223 (/6/)(/1//2/)(/1//3/)    8.3%
---------------------------------------------------------------------------------------------------------------
              Class III Directors Whose Terms Will Expire in 2000

Asher O. Pacholder(/4/)            Chairman of the Board,   60   1990   2,357,141 (/5/)(/6/)(/7/)         10.6%
                                  Chief Financial Officer                         (/8/)(/1//1/)(/1//3/)
                                         & Director
John F. Williamson(/3/)                   Director          59   1995      16,608 (/6/)                      *
Walter L. Leib(/2/)                       Director          69   1996      49,017 (/6/)(/9/)                 *
James E. Gibson(/2/)                      Director          33   1996      12,000 (/6/)                      *
---------------------------------------------------------------------------------------------------------------
                   Executive Officers Who Are Not Directors

Theo J.M.L. Verhoeff                President-ICO Europe    48    n/a     131,709 (/6/)(/1//2/)(/1//3/)      *
                                            B.V.
Isaac H. Joseph                        Executive Vice       42    n/a      34,863 (/6/)(/1//1/)              *
                                     President-Oilfield
                                          Services
Gregory J. Shemanski                   Executive Vice       38    n/a      51,575 (/6/)                      *
                                    President-Wedco-U.S.
Edward A. Bourbonais                 President-Bayshore     36    n/a      31,403 (/6/)                      *
                                      Industrial, Inc.
Jon C. Biro                       Senior Vice President &   31    n/a      54,406 (/6/)(/1//1/)              *
                                         Treasurer
All Executive Officers and Directors as a Group                         4,811,754 (/1//0/)               21.2%
(15 persons)

--------
(1) Except as otherwise indicated, the beneficial owner listed below has sole voting and investment powers with respect thereto.
(2)  Audit Committee Member

(3)  Compensation Committee Member
(4)  Executive Committee Member
(5) Share amounts include 180,000 shares of Common Stock and 63,058 shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock each held by a limited partnership, of which Dr. Pacholder and Mr. Morgan are beneficial owners of the general partner. Pursuant to certain Investment Advisory Agreements, Pacholder Associates, Inc. has sole voting and investment power over such securities. Share amounts also include 415,461 shares of Common Stock, 100,000 shares of Common Stock which may be acquired through the exercise of warrants and 45,884 shares of Common Stock which may be acquired upon conversion of Convertible Exchangeable Preferred Stock, in each case owned by a wholly-owned subsidiary of Pacholder Associates, Inc.
(6) Share amounts for Dr. Pacholder, Ms. S. Pacholder, Mr. Verhoeff, Mr. Joseph, Mr. Shemanski, Mr. Bourbonais, Mr. Biro and Ms. R. Pacholder include 140,000, 165,000, 50,000, 34,500, 50,000, 30,000, 52,500 and
     25,000 shares of Common Stock, respectively, which are issuable upon exercise of stock options under the Company's employee stock option plans. Share amounts for Dr. Pacholder, Ms. S. Pacholder, Mr. Morgan, Mr. Cornelius, Ms. R. Pacholder, Mr. Sirusas, Mr. Willoughby, Mr. Leib, Mr. Gibson and Mr. Williamson include 6,000, 2,000, 18,000, 18,000, 11,000,
     12,000, 12,000, 12,000, 12,000, and 14,000 shares of Common Stock, respectively, that are issuable upon exercise of stock options granted under the 1993 Stock Option Plan for Non-Employee Directors.
(7) Share amounts include 1,395,092 shares of Common Stock issued in connection with acquisitions over which Ms. S. Pacholder and Dr.
     Pacholder share voting power. Ms. S. Pacholder and Dr. Pacholder disclaim beneficial ownership of these shares.
(8)  Includes 11,400 shares of Common Stock owned by Dr. Pacholder.
(9) Share amounts for Ms. R. Pacholder and Mr. Leib include 822 and 1,096 shares of Common Stock, respectively, which may be acquired upon conversion of Convertible Exchangeable Preferred Stock.
(10) Share amounts include 664,000 shares of Common Stock issuable upon exercise of stock options granted to certain officers and Directors under the Company's various stock option plans. 282,879 shares of Common Stock issuable upon exercise of warrants and 54,421 shares of Preferred Stock that are deemed to be beneficially owned by certain Directors as indicated in (5) and (9) above. Share amounts also include 1,395,092 shares of Common Stock over which certain Directors and officers share voting power as indicated in (7) above. (11) Share amounts for Dr. Pacholder, Ms. S. Pacholder, Mr. Joseph, and Mr. Biro include 246, 768, 363, and 406 shares held in the Company's 401(k) plan. (12) Share amounts for Mr. Willoughby include 149,139 shares of common stock held jointly with his wife and 395,665 shares held by his wife. Shares for Mr. Verhoeff include 75,149 common stock held by his wife. Shares for Mr. Sirusas include 2,379 held by his wife. (13) Director or Executive Officer is a Party to the Shareholders' Agreement described in note (1) of "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MORE THAN 5% OF OUTSTANDING STOCK". Except as set forth above and in "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF MORE THAN 5% OF OUTSTANDING COMMON STOCK", share amounts do not include the shares of Common Stock beneficially owned by other parties to the Shareholders' Agreement.

*   Less than 1% of outstanding shares.

  Asher O. Pacholder has been Chairman of the Board of Directors and Chief Financial Officer of the Company since February 1995 and Chief Operating Officer and a Director of Wedco Technology, Inc. since May of 1996. Dr. Pacholder has been Chairman of the Board and a Managing Director of Pacholder Associates, Inc. since 1983. He is Chairman of the Board of Directors of USF&G Pacholder Fund, Inc., a closed-end investment company, and he serves on the boards of Southland Corporation, which owns and operates convenience stores, and Trump's Castle Associates, which owns and operates the Trump's Castle Casino Resort in Atlantic City, New Jersey.

  Sylvia A. Pacholder has been Chief Executive Officer of the Company since February 1995, President since November 1994, and Chief Executive Officer, President, and a Director of Wedco Technology, Inc. since May of 1996. From July 1994 to November 1994, Ms. Pacholder served as Executive Vice President-Operations, and from January 1994 to July 1994 she served as Vice President-Corporate Development of the Company. During 1993, Ms. S. Pacholder was Senior Vice President of Pacholder Associates, Inc.

  William E. Cornelius has been an independent manufacturing consultant since 1991. For more than five years prior to 1991, Mr. Cornelius was Vice President/Partner of Young & Klein Technicraft, Inc, a printing company.

  Robin E. Pacholder has been Senior Vice President and General Counsel of the Company since October 1996. From 1994 to October 1996, Ms. Pacholder was Senior Vice President and Associate General Counsel of Pacholder Associates, Inc. Ms. Pacholder was an Associate with the law firm of Pachulski, Stang, Ziehl & Young from 1992 to 1994.

  George S. Sirusas has been continuously employed by New Jersey Savings Bank, Somerville, New Jersey from 1983 and until the bank's merger with United Jersey Bank on September 22, 1995. He served as senior lending officer of the merged bank since 1986 and presently holds the position of Vice President and Commercial Lending Officer with the United Jersey Bank, now known as Summit Bank. Mr. Sirusas was a Wedco Technology, Inc. Director from 1984 until the April 1996 acquisition by ICO.

  William J. Morgan has been President and a Managing Director of Pacholder Associates, Inc., an investment advisory firm, for more than five years. He serves on the Board of Directors of USF&G Pacholder Fund, Inc., a closed-end mutual fund, Duckwall-Alco Stores, Inc., a midwestern retailer, Kaiser Ventures, Inc., an environmental resources company, and Smith Corona Corporation, an office supply company.

  William E. Willoughby founded Wedco and was employed by Wedco as its Chairman of the Board and President from 1960 through April 1996.

  John F. Williamson has been Chairman and President of Williamson Associates, Inc., an investment management company, since January 1997. From May of 1995 to January 1997, Mr. Williamson was Executive Vice President and Chief Financial Officer of Asset Allocation Concepts, Inc., an investment management company. From 1993 to 1994, Mr. Williamson was Vice President/Manager of Investments for American Life and Casualty Insurance Company. From 1990 to 1993, he was a financial consultant. Mr. Williamson serves on the Board of Directors of USF&G Pacholder Fund.

  Walter L. Leib has been Senior Partner in the law firm of Leib, Kraus, Grispin & Roth, in Scotch Plains, New Jersey since its inception in 1971. Mr. Leib served as a Director of Wedco from 1970 and General Counsel to Wedco from its inception in 1960, until the acquisition of Wedco by ICO in April 1996.

  James E. Gibson has been employed as Executive Vice President of Pacholder Associates, Inc. since 1988.

  Theo J.M.L. Verhoeff is President of ICO Europe B.V. For more than 5 years prior to that time, he served as Vice President of European Operations of Wedco.

  Isaac H. Joseph has been principally employed as Executive Vice President-Oilfield Services of ICO since November 1996. From July 1996 to November 1996 Mr. Joseph served as Senior Vice President-Corporate Administration and Sales. From March 1995 to June 1996, Mr. Joseph was employed as Senior Vice President-Sales. From November 1994 to March 1995, he was ICO's Louisiana Division Manager. Mr. Joseph was ICO's Division Sales Manager for Louisiana from June 1994 to November 1994. From March 1992 to June 1994, Mr. Joseph was the Louisiana Sales Manager for Tuboscope Vetco International.

  Gregory J. Shemanski is Executive Vice President of Wedco-U.S. From 1986 to 1997, he was General Manager of the Fluid Energy Processing and Equipment Company. From 1982 to 1986, he was employed as Operations Manager at the Bradley Pulverizer Company, a manufacturer of high capacity ore and minerals pulverizers.

  Edward A. Bourbonais has been employed with Bayshore Industrial since 1992. In October, 1997, Mr. Bourbonais was promoted to President of Bayshore. Prior to this assignment, he was Vice President of Marketing & Technical Development and before that, Marketing Manager for Bayshore.

  Jon C. Biro, a certified public accountant, has been principally employed as Controller of ICO since October 1994, as Controller and Treasurer of ICO since April 1995, and as Senior Vice President and Treasurer since September 1996. Prior to that time, Mr. Biro was a certified public accountant with Price Waterhouse LLP.

  The Board of Directors held eight meetings during the year ended September 30, 1997. Each meeting was attended by all Directors. Each Director who is not an employee of the Company received an annual retainer of $15,000, and a Director's fee in the amount of $1,000 for each meeting of the Board or Committee of the Board actually attended and reimbursement of actual expenses incurred. The Chairmen of the Audit and Compensation Committees also receive an annual stipend of $2,000. In addition, each Director who is not an employee is a participant in the 1993 Non-Employee Director Stock Option Plan. Under the current terms of the plan, each non-employee Director is granted options to purchase 5,000 shares of Common Stock upon appointment to the Board of Directors and options to purchase 5,000 shares of Common Stock on the first business day after the date of each subsequent Annual Meeting of Shareholders.

  The Audit and Executive Committees of the Board of Directors each met one time during the past fiscal year. The Compensation Committee met five times during the past fiscal year. All committee members were present for each meeting. The functions of the Audit Committee include reviewing the engagement of the independent accountants, the scope and timing of the audit and certain non-audit services to be rendered by the independent accountants, examining the report of the independent accountants upon completion of their audit, and reviewing with the independent accountants and management the Company's policies and procedures with respect to accounting and financial controls. The Compensation Committee reviews and establishes compensation arrangements for Directors, officers and other employees and takes whatever action that may be required in connection with the Company's stock option plans. The functions of the Executive Committee include reviewing capital expenditure projects, assisting management in implementing consolidation plans relating to the acquisitions, and assisting management in developing and implementing strategic plans. The Company does not have a Nominating Committee.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                     OF MORE THAN 5% OF OUTSTANDING STOCK

  The following table contains information concerning the security ownership of certain beneficial owners known to the management of the Company, based upon filings with the Securities and Exchange Commission, which beneficially own more than five percent of the Company's Common Stock at the close of business on January 15, 1998. Shareholders who are a party to the Shareholders Agreement described below, who individually are not record holders of more than five percent of the Company's Common Stock have not been set forth in the following table.

                                          AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIAL OWNERSHIP      PERCENT OF CLASS
------------------------------------      --------------------      ----------------
Sylvia A. Pacholder
11490 Westheimer, Suite 1000
Houston, Texas 77077....................       2,378,663(/1/)(/2/)        10.7%(/1/)(/2/)
Asher O. Pacholder
11490 Westheimer, Suite 1000
Houston, Texas 77077....................       2,357,141(/1/)(/2/)        10.6%(/1/)(/2/)
William E. Willoughby
607 U.S. Highway 202
Far Hills, New Jersey 07931.............       1,807,223(/1/)(/2/)         8.3%(/1/)(/2/)

--------

(1) ICO, Inc., Dr. Asher O. Pacholder, Sylvia A. Pacholder, Robin E. Pacholder, William J. Morgan, Pacholder Associates, Inc., PM Delaware, Inc. (these shareholders are collectively the "ICO Shareholders"), and William E. Willoughby, Peggy S. Willoughby, William C. Willoughby, Regina
    S. Willoughby, Fred R. Feder, Theo J.M.L. Verhoeff and Catherine Willoughby Stevens (these shareholders are collectively the "Wedco Shareholders") (the ICO Shareholders and the Wedco Shareholders are collectively the "Shareholders") are parties to a Shareholders' Agreement (covering in the aggregate 5,004,051 shares of Common Stock), pursuant to which the Shareholders agree to take all actions necessary or appropriate to cause the election of William E. Willoughby, Walter Leib and George S. Sirusas to the Board of Directors of the Company and to cause their reelection to the Board of Directors of the Company until the earlier of the time the Wedco Shareholders who are parties to the Shareholders' Agreement, taken as a whole, beneficially own less than 1,500,000 shares of Common Stock or there is a "change in control" of the Company, when the ICO Shareholders who are parties to the Shareholders' Agreement shall no longer be obligated to cause the reelection of such persons to the Company's Board of Directors ("Termination Date"). In addition, if Messrs. Willoughby, Leib or Sirusas shall cease to serve as a Director of the Company at any time prior to the Termination Date, the Shareholders will agree to take all actions necessary and appropriate to ensure that the vacancy created shall be filled by a person nominated by the other Wedco Shareholders who are parties to the Shareholders Agreement, subject to the consent of a majority of the full Board of Directors of the Company.

    In addition to the foregoing, all the ICO Shareholders who are parties to the Shareholders' Agreement have granted irrevocable proxies coupled with an interest to Mr. Leib to vote their shares of Common Stock in favor to the slate of nominees for the Company's Board of Directors selected by the then incumbent members of the Board of Directors of the Company (the "Nominated Slate") and the Wedco Shareholders who are parties to the Shareholders' Agreement granted substantially identical proxies to Ms. S. Pacholder and Dr. Pacholder to vote their shares of Common Stock of the Company also in favor of the Nominated Slate.

    The Shareholders' Agreement also provides that if one or more of the ICO Shareholders or Wedco Shareholders who are parties to the agreement desire to sell 500,000 or more shares of Common Stock (other than in connection with an underwritten public offering that would not result in a transfer or transfers of 500,000 or more shares of Common Stock to any person or group of persons) such proposed sale shall not be effective unless the proposed transferee agrees to be bound as the successor to the transferor under the agreement.

(2) See footnotes (5), (6), (7), (8) and (11) to the table under the Board of Directors and Officers of the Company for information regarding the security ownership of Dr. Pacholder and Ms. S. Pacholder.

                            EXECUTIVE COMPENSATION

  The following table sets forth the cash compensation paid by the Company to each of the four most highly compensated executive officers and directors (other than the Company's Chief Executive Officer) and the Company's Chief Executive Officer during the fiscal year ended September 30, 1997.

                          SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------

                                                           LONG-TERM
                           ANNUAL COMPENSATION            COMPENSATION
                           -------------------            ------------
                                                           SECURITIES
NAME AND                                                   UNDERLYING      ALL OTHER
PRINCIPAL POSITION        YEAR  SALARY        BONUS         OPTIONS    COMPENSATION(/1/)
------------------        ---- --------      -------      ------------ -----------------
Sylvia A.
 Pacholder(/2/)(/3/)      1997 $293,750      $30,000         80,000         $ 2,921
President and             1996  175,000      400,000(/3/)    35,000           2,015
Chief Executive Officer   1995  156,193      125,000         50,000           2,300

Asher O.
 Pacholder(/2/)(/3/)      1997 $275,962      $30,000         80,000         $ 2,843
Chairman of the Board     1996  150,000      375,000(/3/)    30,000           1,875
& Chief Financial         1995   94,327      100,000         30,000              --
Officer

Isaac H. Joseph(/5/)      1997 $142,789      $38,000         20,000         $ 1,366
Executive Vice President  1996   95,188       35,000         12,000             952
Oilfield Services         1995   78,126       37,500         10,000             781

Theo J.M.L.
 Verhoeff(/5/)            1997 $150,571      $30,000         40,000         $41,635
President, ICO Europe     1996   61,508(/4/)  35,000         10,000          10,344(/4/)
B.V.                      1995       --           --             --              --

Jon C. Biro(/3/)(/5/)     1997 $111,381      $30,000         30,000         $ 2,191
Senior Vice President     1996   78,038       55,000(/3/)    22,000           3,009
and Treasurer             1995   58,958       20,000            500              --

(1) Includes the Company's matching contributions to the Employee Stock Ownership Plan (the 401(k) Plan) except for Mr. Verhoeff whose "other compensation" consists of pension plan contributions paid by a wholly-owned subsidiary of the Company.

    Mr. Verhoeff's annual retirement benefits accrue at a rate of 2% of his current base salary less Dutch social security entitlements, times credited service years. Yearly benefits may not exceed 60% of current base salary less Dutch social security. Mr. Verhoeff currently has 13 years of credited service. The following table indicates the estimated annual benefits payable, to Mr. Verhoeff, by the insurance company, upon retirement for specified compensation and years of service under the pension plan.

                                          YEARS OF SERVICE
                         ------------------------------------------------------------------
      REMUNERATION         10             15             20             25             30
      ------------       ------         ------         ------         ------         ------
      $130,000           26,000         39,000         52,000         65,000         78,000
      $140,000           28,000         42,000         56,000         70,000         84,000
      $150,000           30,000         45,000         60,000         75,000         90,000
      $160,000           32,000         48,000         64,000         80,000         96,000

(2) During June, 1996, the Company's Employment Agreements with Ms. S. Pacholder and Dr. Pacholder were amended. The termination date of both agreements was changed to December 31, 2001 from December 31, 1998. The term of the Employment Agreements is extended automatically from day to day until such time as either party gives written notice to the other that no further such automatic extensions shall occur, in which event employment terminates on a date five years after such notice has been given.

(3) Includes a special bonus in the amount of $250,000, $250,000 and $25,000 paid to Ms. S. Pacholder, Dr. Pacholder and Mr. Biro, respectively, relating to the acquisition of Wedco Technology, Inc.

(4) 1996 compensation includes payments made between May 1, 1996 and September 30, 1996 after the acquisition of Wedco Technology, Inc. by the Company on April 30, 1996.

(5) The Company or one of its subsidiaries has Employment Agreements with Mr. Biro, Mr. Joseph, Ms. R. Pacholder, Mr. Bourbonais, Mr. Shemanski and Mr. Verhoeff. The term of the Agreements with Mr. Biro, Mr. Joseph and Ms. R. Pacholder is one (1) year and for Mr. Bourbonais and Mr. Shemanski is two
    (2) years, with automatic extensions of each Agreement from day to day until such time as either party gives written notice to the other that no further such automatic extension shall occur or the Agreement is terminated for cause. Mr. Verhoeff has an Employment Agreement with the Company's Wedco Holland B.V. subsidiary which provides for severance payments for a period of three (3) to five (5) years, based on the length of employment at the time of termination if termination is other than for cause.

                      OPTIONS GRANTED DURING FISCAL 1997

  The following table sets forth stock options granted to the individuals named in the Summary Compensation Table during the fiscal year ending September 30, 1997 under the Company's Stock Option Plans. Under the Securities and Exchange Commission ("SEC") regulations, companies are required to project an estimate of appreciation of the underlying shares of Common Stock during the option term. The Company has chosen the 5%, 10% formula approved by the SEC; however, the ultimate value will depend on the market value of the Company's Common Stock at a future date, which may or may not correspond to the projections below.

                                                                           Potential realizable value at
                                                                           assumed annual rates of
                                                                           stock price appreciation for
INDIVIDUAL GRANTS                                                          option term
-------------------------------------------------------------------------- ------------------------------
                              % of total Options
                      Options granted to         Exercise price Expiration
Name                  Granted employees in 1997  Per Share (1)  Date             5%            10%
---------------------------------------------------------------------------------------------------------
Sylvia A. Pacholder   80,000          11%           $6.5625     10/21/2006 $      330,170 $      836,715
Asher O. Pacholder    80,000          11%            6.5625     10/21/2006        330,170        836,715
Isaac H. Joseph       20,000           3%            6.5625     10/21/2006         82,542        209,179
Theo J.M.L. Verhoeff  40,000           6%            6.5625     10/21/2006        165,085        418,357
Jon C. Biro           30,000           4%            6.5625     10/21/2006        123,814        313,768

(1) Exercise price is the fair market value on the date of grant.

          FISCAL YEAR 1997 OPTION EXERCISES AND FISCAL YEAR-END VALUE

  The following table sets forth stock options exercised by the individuals named in the Summary Compensation Table during fiscal year 1997, and the number and value of all unexercised options at fiscal year end. The value of "in-the-money" options refers to options having an exercise price which is less than the market price of the Company's Common Stock on September 30, 1997.

                                                                         Value of Unexercised
                      Shares               Number of Unexercised Options In-the-Money Options at
                      Acquired on Value    at September 30, 1997         September 30, 1997(/2/)
Name                  Exercise    Realized Exercisable/Unexercisable     Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------
Sylvia A. Pacholder       -0-       n/a              167,000/0                  $348,438/0
Asher O. Pacholder        -0-       n/a              146,000/0                   279,125/0
Isaac H. Joseph         13,500     16,125            34,500/0                     62,031/0
Theo J.M.L. Verhoeff      -0-       n/a              50,000/0                     59,375/0
Jon C. Biro               -0-       n/a              52,500/0                     96,156/0

(2) Represents market value of the Company's Common Stock at September 30, 1997 less the exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

  To: The Board of Directors:

    The Company's policies with respect to compensation of executive officers are outlined as follows:

    Cash Compensation

      Base Salary - It is believed to be requisite that the Company pay base salaries to executive officers that are reflective of: (1) the individual's skills, business experience, and judgment; (2) the responsibilities and duties of the position; and (3) the interests of the Shareholders by assuring that well-qualified persons are attracted, motivated, and retained to manage the Company. In this respect, the salary levels established reflect the subjective judgment of the Committee on these matters.

      Bonus - Depending upon the operating results of the Company as a whole and taking into account the responsibilities and performance of the individual executive in the achievement of specific performance goals, discretionary bonuses may be paid to executive officers. However, bonuses are not awarded based upon any quantifiable goals or standards, but rather reflect the Committee's general, subjective view of the contribution of the particular individuals to the Company's operations.

    Long-Term Compensation

      Stock Options - Stock options to purchase Company stock, at the market price in effect at date of grant, may be granted by the Compensation Committee to executive officers to link their interests directly with those of other Shareholders while increasing their personal investment in the Company. Specific stock option targets have not been established for participants, but rather the Committee views the awards of stock options as an incentive for future performance and grants participants ownership positions through options which it believes are consistent with each participant's current and expected future responsibilities.

  With respect to the base salary granted to the Chief Executive Officer in 1997, the Compensation Committee took into account the overall individual skill, business experience and judgment of the Chief Executive Officer as well as an assessment by the Compensation Committee of the Chief Executive Officer's individual performance including the areas of corporate acquisitions, increased sales volume of the Company, and overall increases in market share in the Company's various lines of business. The Compensation Committee also compared the compensation levels of chief executive officers of companies of similar size. The companies with which these comparisons were made are not necessarily the same as the index of 14 oil service companies or the companies included in the market capitalization group which are utilized in the performance graph.

                                 COMPENSATION COMMITTEE

                                 William E. Cornelius
                                 William J. Morgan
                                 John F. Williamson

STOCK PERFORMANCE CHART (/1/)

  The following chart compares the yearly percentage change in the cumulative total Shareholder return of the Company's common stock during the five years ended September 30, 1997 with: (1) the cumulative total return of the NASDAQ Composite Stock Index (U.S.); (2) an index of 14 oil service companies (Value Line's Oilfield Services and Equipment Industry Index); (3) a market capitalization group; and (4) the Company's only publicly-held, domestic competitor within the Company's oilfield service business, Tuboscope Vetco International Corporation (Tuboscope). The Company has included the market capitalization group because the services provided within the Company's petrochemical processing business are unique and to the best of the Company's knowledge there is no other public company providing similar services. The market capitalization group is comprised of the following companies: Acclaim Entertainment, Inc., Apogee Enterprises, Inc., Collagen Corporation, Cygnus Inc., Fonar Corporation, Haverity Furniture Companies, Ingles Markets A', Inc., Nash Finch Company, Plexus Corporation and Ryans Family Steakhouse, Inc.

                            STOCK PERFORMANCE CHART

                             OILFIELD                     MARKET
                             SERVICE                  CAPITALIZATION
         ICO      NASDAQ      INDEX     TUBOSCOPE         GROUP

1992    100.00    100.00     100.00      100.00           100.00
1993    296.00    130.98     106.77      117.86           158.81
1994    160.00    132.06      91.91       89.29           120.80
1995    156.00    182.41     113.81       83.93           162.93
1996    191.00    216.45     159.69      223.22           136.40
1997    269.04    297.14     303.50      448.22           179.92


(1) Assumes $100 invested on September 30, 1992 and all dividends reinvested. Data supplied by NASDAQ and Value Line Institutional Services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. William J. Morgan, William E. Cornelius, and John F. Williamson.

  Dr. Pacholder and Mr. Morgan are each Directors of the Company and are executive officers of Pacholder Associates, Inc.

CERTAIN TRANSACTIONS

  In connection with the April 30, 1996 merger of Wedco Technology, Inc. into a wholly-owned subsidiary of the Company, Wedco and William E. Willoughby entered into a ten-year non-compete agreement and a five-year consulting agreement. As consideration, Mr. Willoughby will receive $300,000 payable in 60 equal monthly installments for the non-compete agreement and $240,000 per year, payable monthly, for consulting services. Mr. Willoughby and Wedco are also parties to a salary continuation agreement which provides that Mr. Willoughby's spouse will be paid a survivorship benefit of $150,000 for five years if Mr. Willoughby predeceases his spouse at a time when he is serving as a consultant to Wedco or ICO, provided, however, such payment shall terminate upon the earlier to occur of the death of his spouse or April 30, 2001.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

  Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ and to furnish the Company with copies of all reports filed. Based solely on the review of the reports furnished to the Company, or written representations that no Forms 5 were required, the Company believes that, during fiscal 1997, all Section 16(a) filing requirements applicable to its Directors, officers and greater than 10% beneficial owners were met, except for Mr. William E. Willoughby's untimely reporting of sales of 159,100 common shares during October through September of 1997. The sale of these common shares consisted of twenty-four transactions which required four Form 4 filings. Additionally, a transaction by Mr. Sirusas consisting of a sale of 4,066 common shares during March, 1997 required a Form 4 filing and was untimely reported. Upon learning of the failure to report the transactions on a timely basis, Mr. Willoughby and Mr. Sirusas reported the transactions.

               APPROVAL OF THE ICO, INC. 1998 STOCK OPTION PLAN

  The Board of Directors on January 12, 1998 adopted the ICO, Inc. 1998 Stock Option Plan (the "1998 Stock Option Plan"), subject to approval of the ICO shareholders at the Annual Meeting. The 1998 Stock Option Plan is generally similar to the 1996 Stock Option Plan previously approved by the Company's shareholders. As of January 15, 1998, options to purchase 1,321,000 and 72,000 shares of Common Stock were outstanding under the employee and non-employee director stock option plans, respectively, of the Company and only 64,000 and 41,000 shares were available for grant of additional options under the employee and non-employee director plans, respectively . The Board of Directors of the Company has determined that it would be in the best interest of the Company to continue the stock option program for employees through the adoption of the ICO, Inc. 1998 Stock Option Plan. The 1998 Stock Option Plan provides for the issuance of both incentive stock options and nonqualified stock options to all individuals who perform services for the Company and who are treated as employees for federal income tax purposes ("Eligible Employees"). There are approximately 1,600 employees currently eligible to participate in the 1998 Stock Option Plan, including the executives named in the Summary Compensation Table. The Company intends to file a registration statement on Form S-8 covering the Common Stock issuable under the 1998 Stock Option Plan promptly after approval by the shareholders of the 1998 Stock Option Plan.

  The following description is qualified in its entirety by reference to the text of the 1998 Stock Option Plan, which is set forth in Exhibit "A" to this Proxy Statement.

PURPOSE OF THE PLAN

  The purpose of the 1998 Stock Option Plan is to promote the interests of the Company and its shareholders by providing a means for Eligible Employees of the Company and its subsidiaries to acquire a proprietary interest in the Company, thereby strengthening the Company's ability to attract capable management personnel and provide an inducement for Eligible Employees to remain employed by the Company or its subsidiaries and to perform at their maximum levels.

ELIGIBILITY

  Options under the 1998 Stock Option Plan may be granted to Eligible Employees of the Company and its subsidiaries.

SECURITIES TO BE UTILIZED

  The maximum number of shares of Common Stock for which options may be granted under the 1998 Stock Option Plan is 600,000 (subject to antidilution provisions.) Shares delivered by the Company pursuant to the exercise of options may be authorized but unissued shares of Common Stock, previously acquired treasury shares, or a combination thereof. Shares subject to options which expire or are terminated shall again be available for the granting of other options under the 1998 Stock Option Plan.

PLAN ADMINISTRATION AND TERMINATION

  The 1998 Stock Option Plan will be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised of not less than two "outside directors" as such term is defined in the Income Tax Regulations. The Board of Directors has designated its Compensation Committee to administer the 1998 Stock Option Plan.

  The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that except as otherwise permitted by Rule 16b-3 under the Exchange Act or, Section 162(m) or Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), no amendments by the Board of Directors shall, without further approval of the shareholders of the Company:
(1) change the class of Eligible Employees; (2) increase the number of Shares which may be subject to Options granted under the Plan except as provided upon lapse or termination of Options without being completely exercised; or (3) cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Exchange Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m) of the Code, or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Code. Unless earlier terminated, the 1998 Stock Option Plan will continue in effect until January 12, 2008.

PRICE, EXERCISE PERIOD AND VESTING OF OPTIONS

  The Committee will determine the exercise price and exercise schedule for options granted under the 1998 Stock Option Plan. If the Company grants an incentive stock option to an Eligible Employee who owns, directly or indirectly, Common Stock representing more than 10% of the total combined voting power of all classes of stock of the Company, the option price must equal at least 110% of the fair market value on the date of grant and the term of such option shall not be greater than five years from the date of grant. The fair market value of the Common Stock will be the last sale price reported of Common Stock on the NASDAQ/National Market System on a specified date. The last sales price of the Common Stock of the Company on the NASDAQ National Market on January 15, 1998 was $5.4375 per share.

  The maximum number of shares of Common Stock with respect to which options may be granted to any employee during each fiscal year is 60,000.

  Payment for shares purchased upon exercise of an option shall be made in cash or securities or in such other form as may be determined by the Committee.

FEDERAL INCOME TAX CONSEQUENCES

  Deductibility. Provisions of the Code limit the Company's income tax deduction for non-performance based compensation paid to the five highest paid executive officers to $1 million per year. The taxable portion of a non-qualified option ordinarily constitutes compensation which may be deducted by the Company. The Plan has been designed to allow this compensation element to be classified as performance based so as to ensure the Company the full income tax deduction otherwise available.

  Incentive Stock Options. The Company intends that certain of the options granted under the Plan will qualify as incentive stock options under Section 422 of the Code. Assuming that the options are so qualified, the tax consequences of the Plan will vary depending on whether certain holding period requirements are met.

  An optionee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the optionee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years from the option's date of the grant or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the optionee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a mid-term or long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

  If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term, mid-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the optionee. However, the Company will not be entitled to any deduction in connection with any loss to the optionee or a portion of any gain that is taxable to the optionee as short-term, mid-term or long-term capital gain.

  Nonqualified Stock Options. The Company may also grant nonqualified stock options under the Plan. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422 of the Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, with the Company entitled to a corresponding deduction. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to Section 16(b) of the Exchange Act, subject to certain exceptions, ordinary income will be recognized by the optionee (and a deduction by the Company) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of shares received upon exercise of a nonqualified stock option, the optionee will realize a short-term, mid-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.

  The foregoing is only a summary of the federal income tax rules applicable to options granted under the Plan and is not intended to be complete. In addition, this summary does not discuss the effect of the income or other tax laws of any state or foreign country in which a participant may reside.

  The Board of Directors recommends that shareholders vote FOR the proposal to approve the ICO, Inc. 1998 Stock Option Plan.

APPROVAL

  The proposal to adopt ICO's 1998 Stock Option Plan adopted by the Board of Directors requires approval by the holders of a majority of the outstanding shares of Common Stock represented at the 1998 Annual Meeting in person or by Proxy. Proxies will be voted for or against such proposal in accordance with the specification marked thereon, and, if no specification is made, will be voted in favor of such proposal.

                      SELECTION OF INDEPENDENT ACCOUNTANTS

  Price Waterhouse LLP, independent accountants, examined the Company's consolidated financial statements for the fiscal year ended September 30, 1997, and, in connection with their audit function, reviewed the Company's Annual Report to Shareholders and certain of its filings with the Securities and Exchange Commission. The Board of Directors has re-employed the firm of Price Waterhouse LLP as independent accountants for the Company for fiscal 1998, subject to Shareholders' ratification at the Annual Meeting. If ratification is not obtained, the Board intends to continue the employment of Price Waterhouse LLP at least through fiscal 1998. Representatives of Price Waterhouse LLP will be present at the Annual Shareholders' Meeting, with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions at the Annual Shareholders' Meeting.

                  INFORMATION CONCERNING SHAREHOLDER PROPOSALS

  A Shareholder intending to submit a proposal to be presented at the 1999 Annual Meeting of Shareholders must deliver such proposal in writing to the Company's executive officers no later than June 2, 1998.

             OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING

  The Company knows of no matters other than those above stated which are to be brought before the Annual Meeting. It is intended that the persons named in the Proxy will vote your stock according to their best judgment if any other matters do properly come before the Meeting.

  Whether or not you intend to be present at this meeting, you are urged to return this Proxy promptly. If you are present at the meeting and wish to vote your stock in person, this Proxy shall, at your request, be returned to you at the meeting.

By Order of the Board of Directors

Asher O. Pacholder         Sylvia A. Pacholder
Chairman of the Board and  Chief Executive Officer,
Chief Financial Officer    President & Secretary

Dated: January 23, 1998

                                  EXHIBIT "A"

                                   ICO, INC.
                            1998 STOCK OPTION PLAN

                                   ARTICLE 1

                                  Objectives

  ICO, Inc. ("ICO" or the "Company") has established this Stock Option Plan effective January 12, 1998 as an incentive to the attraction and retention of dedicated and loyal employees of outstanding ability, to stimulate the efforts of such persons in meeting the Company's objectives and to encourage ownership of the Company's common stock by employees.

                                   ARTICLE 2

                                  Definitions

2.1 For purposes of the Plan the following terms shall have the definition which is attributed to them, unless another definition is clearly indicated by a particular usage and context.

    A. "Code" means the Internal Revenue Code of 1986, as amended.

    B. The "Company" means ICO and any subsidiary of ICO as the term "subsidiary" is defined in Section 424(f) of the Code.

    C. "Date of Exercise" means the date on which the Company has received a written notice of exercise of an Option, in such form as is acceptable to the Committee, and full payment of the purchase price.

    D. "Date of Grant" means the date on which the Committee makes an award of an Option.

    E. "Eligible Employee" means any individual who performs services for the Company and is treated as an employee for federal income tax purposes.

    F. "Fair Market Value" means the last sale price reported on any stock exchange or over-the-counter trading system on which Shares are trading on a specified date or, if no last sale price is reported, the average of the closing bid and asked prices for a Share on the last trading day prior to any specified date. If no sale has been made on such prior trading day, then prices on the last preceding day on which any such sale shall have been made shall be used in determining Fair Market Value prescribed in the previous sentence.

    G. "Incentive Stock Option" shall have the same meaning as given to that term by Section 422 of the Code.

    H. "Nonqualified Stock Option" means any Option granted under the Plan which is not considered an Incentive Stock Option.

    I. "Option" means the right to purchase a stated number of Shares at a specified price. The option may be granted to an Eligible Employee subject to the terms of this Plan, and such other conditions and restrictions as the Committee deems appropriate. Each Option shall be designated by the Committee to be either an Incentive Stock Option or a Nonqualified Stock Option.

    J. "Option Price" means the purchase price per Share subject to an Option and shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the Date of Grant.

    K. "Permanent and Total Disability" means any medically determinable physical or mental impairment rendering an individual unable to engage in any substantial gainful activity, which disability can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

    L. "Plan" means this 1998 Stock Option Plan as it may be amended from time to time.

    M. "Share" means one share of the common stock, no par value, of the Company.

                                   ARTICLE 3

                                Administration

3.1 The Plan shall be administered by a committee (the "Committee") designated by the Board of Directors. The Committee shall be comprised solely of two (2) or more outside directors (within the meaning of the term "outside directors" as used in Section 162(m) of the Code and applicable interpretive authority thereunder ("Section 162(m)") and within the meaning of "Nonemployee Director" as defined in Rule 16b-3, as currently in effect or as hereinafter modified or amended ("Rule 16b-3"), promulgated under the Securities Exchange Act of 1934, as amended (the "Act").

    Actions shall be taken by a majority of the Committee.

3.2 Except as specifically limited by the provisions of the Plan, the Committee in its discretion shall have the authority to:

    A. determine which Eligible Employees shall be granted Options;

    B. determine the number of Shares which may be subject to each Option;

    C. determine the Option Price;

    D. determine the term of each Option;

    E. determine whether each Option is an Incentive Stock Option or Nonqualified Stock Option;

    F. interpret the provisions of the Plan and decide all questions of fact arising in its application; and

    G. prescribe such rules and procedures for Plan administration as from time to time it may deem advisable.

3.3 Any action, decision, interpretation or determination by the Committee with respect to the application or administration of this Plan shall be final and binding upon all persons, and need not be uniform with respect to its determination of recipients, amount, timing, form, terms or provisions of Options.

3.4 No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Option granted hereunder, and to the extent permitted by law, all members shall be indemnified by the Company for any liability and expenses which may occur through any claim or cause of action.

                                   ARTICLE 4

                            Shares Subject to Plan

4.1 The Shares that may be made subject to Options granted under the Plan shall not exceed 600,000 Shares in the aggregate. Except as provided in
      Section 4.2 and to the extent permitted under Rule 16b-3, upon lapse or termination of any Option for any reason without being completely exercised, the Shares which were subject to such Option may again be subject to other Options. The aggregate number of Shares which may be issued under the Plan shall be subject to adjustment in the same manner as provided in

     Article 12 hereof with respect to Shares subject to Options then outstanding. Exercise of an Option in any manner, shall result in a decrease in the number of Shares which may thereafter be available, both for purposes of the Plan and for sale to any one individual, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired to the exercise of a Nonqualified Stock Option.

4.2 The maximum number of Shares with respect to which options may be granted to any employee during each fiscal year of the Company is 60,000 (subject to adjustment in the same manner as provided in Article 12 hereof with respect to Shares subject to Options then outstanding). The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of Section 162(m), including, without limitation, counting against such maximum number of Shares, to the extent required under Section 162(m), any Shares subject to Options that are canceled or repriced.

                                   ARTICLE 5

                              Granting of Options


  Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to January 12, 2008, grant Options to Eligible Employees on such terms and conditions as the Committee may determine. More than one Option may be granted to the same Eligible Employee.

                                   ARTICLE 6

                               Terms of Options


6.1 Subject to specific provisions relating to Incentive Stock Options set forth in Article 9, each Option shall be for a term of from one to ten years from the Date of Grant. The Committee in its sole discretion may establish different exercise schedules and impose other conditions upon exercise and vesting for any particular Option or groups of Options on the Date of Grant.

6.2 Nothing contained in this Plan or in any Option granted pursuant to it shall confer upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate employment at any time. So long as a holder of an Option shall continue to be an employee of the Company, the Option shall not be affected by any change of the employee's duties or position.

6.3 In the event that the Company shall, pursuant to action by its Board of Directors, at any time propose to merge into, consolidate with, or sell or otherwise transfer all or substantially all of its assets to another corporation and provision is not made pursuant to the terms of such transaction for the assumption by the surviving, resulting or acquiring corporation of outstanding Options under the Plan, or for the substitution of new options therefor, the Committee shall cause written notice of the proposed transaction to be given to each Optionee not less than 40 days prior to the anticipated effective date of the proposed transaction, and his or her Option shall become fully (100%) vested and, prior to a date specified in such notice, which shall not be more than ten days prior to the anticipated effective date of the proposed transaction, each Optionee shall have the right to exercise his or her Option to purchase any or all Shares then subject to such Option, including those, if any, which by reason of other provisions of the Plan have not then become available for purchase. Each Optionee, by so notifying the Company in writing, may, in exercising his or her Option, condition such exercise upon, and provide that such exercise shall become effective at the time of, but immediately prior to, the consummation of the transaction, in which event such Optionee need not make payment for the Shares to be purchased upon exercise of such Option until five days after written notice by the Company to such Optionee that the transaction has been consummated. If the transaction is consummated, each Option, to the extent not previously exercised prior to the date specified in the foregoing notice, shall terminate on the effective date of such consummation. If the transaction is abandoned, (i) any Shares not purchased upon exercise of such Option shall continue to be available for purchase in accordance with the other provisions of the Plan and (ii) to the extent that any Option not exercised prior to such abandonment shall have vested solely by operation of this paragraph, such vesting shall be deemed annulled, and the original vesting schedule set forth shall be reinstituted, as of the date of such abandonment.

                                   ARTICLE 7

                              Exercise of Options

  Any person entitled to exercise an Option in whole or in part, may do so by delivering a written notice of exercise to the Company, attention Corporate Secretary, at its principal office. The written notice shall specify the number of Shares for which an Option is being exercised and the grant date of the option being exercised and shall be accompanied by full payment of the Option Price for the Shares being purchased. Notwithstanding any provision in this Plan or in any Option, no Option shall be exercisable prior to the date the Plan is approved by the shareholders of the Company.

                                   ARTICLE 8

                            Payment of Option Price

8.1 Payment of the Option price may be made in cash, by the tender of Shares, or both, or in such other form as may be determined by the Committee. Shares tendered shall be valued at their Fair Market Value on the Date of Exercise.

8.2 Payment through tender of Shares may be made by instruction from the Optionee to the Company to withhold from the Shares issuable upon exercise that number which have a Fair Market Value equal to the exercise price for the Option or portion thereof being exercised.

                                   ARTICLE 9

            Incentive Stock Options and Nonqualified Stock Options

9.1 The Committee in its discretion may designate whether an Option is to be considered an Incentive Stock Option or a Nonqualified Stock Option. The Committee may grant both an Incentive Stock Option and a Nonqualified Stock Option to the same individual. However, where both an Incentive Stock Option and a Nonqualified Stock Option are awarded at one time, such Options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event will the exercise of one such Option affect the right to exercise the other such Option.

9.2 Any option designated by the Committee as an Incentive Stock Option will be subject to the general provisions applicable to all Options granted under the Plan. In addition, the Incentive Stock Option shall be subject to the following specific provisions:

    A. At the time the Incentive Stock Option is granted, if the Eligible Employee owns, directly or indirectly, stock representing more than 10% of (i) the total combined voting power of all classes of stock of the Company, or (ii) a corporation that owns 50% or more of the total combined voting power of all classes of stock of the Company, then:

      (i) the Option Price must equal at least 110% of the Fair Market value on the Date of Grant, and

      (ii) the term of the Option shall not be greater than five years from Date of Grant.

    B. The aggregate Fair Market Value of Shares (determined at the Date of Grant) with respect to which Incentive Stock Options are exercisable by an Eligible Employee for the first time during any calendar year under this Plan or any other plan maintained by the Company shall not exceed $100,000.

9.3 If any Option is not granted, exercised, or held pursuant to the provisions noted immediately above, it will be considered to be a Nonqualified Stock Option to the extent that the grant is in conflict with these restrictions.

                                  ARTICLE 10

                           Transferability of Option

  During the lifetime of an Eligible Employee to whom an Option has been granted, such Option is not transferable voluntarily or by operation of law and may be exercised only by such individual. Upon the death of an Eligible Employee to whom an Option has been granted, the Option may be transferred to the beneficiaries or heirs of the holder of the Option by will or by the laws of descent and distribution. In addition, the Committee may allow for the transferability of any Nonqualified Stock Options granted pursuant to this Plan.

                                  ARTICLE 11

                            Termination of Options

11.1  An Option may be terminated as follows:

    A. During the period of continuous employment with the Company, an Option will be terminated only if it has been fully exercised or it has expired by its terms.

    B. Upon termination of employment for any reason, the then exercisable portion of any Option will terminate upon the earlier of (i) the first business day following expiration of the three month period after the date of termination, or (ii) the option expiration date set forth in the Option Agreement. The portion not exercisable will terminate on the date of termination of employment. For purposes of the Plan, a leave of absence approved by the Company shall not be deemed to be termination of employment.

    C. If an Eligible Employee holding an Option dies or becomes subject to a Permanent and Total Disability while employed or within three months after termination of employment, such Option may be exercised, to the extent exercisable on the date of the occurrence of the event which triggers the operation of this paragraph, at any time by the estate or guardian of such person or by those persons to whom the Option may have been transferred by will or by the laws of descent and distribution until the earlier of (i) the date which in one year after the date of such death or occurrence of Permanent and Total Disability, or (ii) the option expiration date set forth in the Option Agreement.

11.2 The Committee may at any time prior to three months after the date of termination of employment provide that particular options not be affected by such termination and continue in force whether or not exercisable at the date of such termination of employment until the option expiration date set forth in the Option Agreement or any date prior thereto.

11.3 Except as provided in Article 12 hereof, in no event will the continuation of the term of an Option beyond the date of termination of employment allow the eligible Employee, or his beneficiaries or heirs, to accrue additional rights under the Plan, or to purchase more Shares through the exercise of an Option that could have been purchased on the day that employment was terminated. In addition, notwithstanding anything contained herein, no option may be exercised in any event after the expiration of ten years from the date of grant of such option.

                                  ARTICLE 12

                    Adjustments to Shares and Option Price

12.1 In the event of changes in the outstanding common stock of the Company as a result of stock dividends, splitups, recapitalizations, combinations of Shares, exchanges of Shares or such other transaction, the number and class of Shares and price per share for each outstanding Option shall be correspondingly adjusted by the Committee.

12.2 The Committee shall make appropriate adjustments in the Option price to reflect any spin-off of assets, extraordinary dividends or other distributions to shareholders.

12.3 In the event of the dissolution or liquidation of the company or any merger, consolidation, exchange or other transaction in which the company is not the surviving corporation or in which the outstanding Shares of the Company are converted into cash, other securities or other property, each outstanding Option shall terminate as of a date fixed by the Committee provided that not less than 20 days written notice of the date of expiration shall be given to each holder of an Option and each such holder shall have the right during such period following notice to exercise the Option as to all or any part of the Shares for which it is exercisable at the time of such notice. The Committee, in its sole discretion, may provide that Options in such circumstances may be exercised to an extent greater than the number of shares for which they were exercisable at the time of such a notice.

                                  ARTICLE 13

                               Option Agreements

13.1 All Options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee in its sole discretion may determine.

13.2 Each optionee, by acceptance of an Option under this Plan, shall be deemed to have consented to be bound, on the optionee's own behalf and on behalf of the optionee's heirs, assigns and legal representatives, by all terms and conditions of this Plan.

                                  ARTICLE 14

                      Amendment or Discontinuance of Plan

14.1 The Board of Directors may at any time amend, suspend, or discontinue the Plan; provided, however, that except as otherwise permitted by Rule 16b-3, Section 162(m) or Section 422 of the Code, no amendments by the Board of Directors shall, without further approval of the shareholders of the Company:

    A. change the class of Eligible employees;

    B. except as provided in Articles 4 and 12 hereof, increase the number of Shares which may be subject to Options granted under the Plan; or

    C. cause the Plan or any Option granted under the Plan to fail to (i) qualify for exemption from Section 16(b) of the Act, (ii) be excluded from the $1 million deduction limitation imposed by Section 162(m), or (iii) qualify as an "Incentive Stock Option" as defined by Section 422 of the Internal Revenue Code.

14.2 No amendment or discontinuance of the Plan shall alter or impair any Option granted under the Plan without the consent of the holder thereof.

                                  ARTICLE 15

                                Effective Date

  The Plan shall become effective on January 12, 1998, having been adopted by the Board of Directors on that date, provided the Plan is approved by the shareholders of the Company within twelve (12) months thereafter.

                                  ARTICLE 16

                                 Miscellaneous

16.1 Nothing contained in this Plan or in any action taken by the Board of Directors or shareholders of the Company shall constitute the granting of an Option. An Option shall be granted only at such time as a written Option shall have been executed and delivered to the respective employee and the employee shall have executed an agreement respecting the Option in conformance with the provisions of the Plan.

16.2 Certificates for Shares purchased through exercise of Options will be issued in regular course after exercise of the Option and payment therefor as called for by the terms of the Option, but in no event shall the Company be obligated to issue certificates more often than once each quarter in each fiscal year. No persons holding an Option or entitled to exercise an Option granted under this Plan shall have any rights or privileges of a shareholder of the Company with respect to any Shares issuable upon exercise of such Option until certificates representing such Shares shall have been issued and delivered. No Shares shall be issued and delivered upon exercise of an Option unless and until the Company, in the opinion of its counsel, has complied with all applicable registration requirements of the Securities Act of 1933 and any applicable state securities laws and with any applicable listing requirements of any national securities exchange on which the Company securities may then be listed as well as any other requirements of law.

16.3 This Plan shall continue in effect until the expiration of all Options granted under the Plan unless terminated earlier in accordance with
      Article 14; provided, however, that it shall otherwise terminate ten years after the Effective Date.

                                   ICO, INC.
            PROXY SOLICITED ON BEHALF OF THE BOARD  OF DIRECTORS OF
                 THE COMPANY FOR ANNUAL MEETING MARCH 6, 1998

The undersigned hereby appoints Asher O. Pacholder and Sylvia A. Pacholder, or any one of them, proxies of the undersigned, each with the power of substitution, to vote all shares of common stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of ICO, Inc. to be held in Houston, Texas on Friday, March 6, 1998, and any adjournment of such meeting on the matters specified and in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

Election of three Class I directors to serve
until the 2001 Annual Meeting of Shareholders:
William E. Cornelius, Robin E. Pacholder and
George S. Sirusas.
                                                     (change of address)
You are encouraged to specify your choices by
marking the appropriate boxes SEE REVERSE SIDE, -------------------------------- but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' -------------------------------- recommendations. The proxies cannot vote your
shares unless you sign and return this Card.    --------------------------------
                                                (If you have written in the
                                                above space, please mark the
                                                corresponding box on the reverse
                                                side of this card.)

                                                     ----------------
                                                       SEE REVERSE
                                                          SIDE
                                                     ----------------

                                   ICO, INC.
     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1. Election of Directors

   Nominees: William E. Cornelius, Robin E. Pacholder and George S. Sirusas

                FOR             WITHHELD          FOR, except vote withheld
                                                  from the following nominee(s):
                [ ]               [ ]                [ ]

                                                         -----------------------
                                                            Nominee Exceptions

2. The approval of the ICO, Inc. 1998 Stock Option

                FOR             WITHHELD             ABSTAIN
                [ ]               [ ]                  [ ]

3. The ratification of the appointment of Price Waterhouse L.L.P. as independent accountants.

                FOR             WITHHELD             ABSTAIN
                [ ]               [ ]                  [ ]

SIGNATURE(S) _________________________________________  DATE ___________________

SIGNATURE(S) _________________________________________  DATE ___________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.